  Exhibit 10.1

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

[CN-__]  Effective August 1, 2018

NOW THEREFORE FOR VALUE RECEIVED, the undersigned,
PEDEVCO Corp., a Texas corporation (the “Borrower”), hereby promises to pay to the order of ______________________ and assigns (“Holder”), the principal amount of _________________________________ (US $_______________)(the “Principal”), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Convertible Promissory Note (this “Note” or “Promissory Note”) has an effective date of August 1, 2018 (the “Effective Date”). This Note is entered into to evidence the loan of the Principal to the Borrower on the Effective Date (the “Loan”). This Note is one of six Convertible Promissory Notes entered into between the Borrower and various lenders, including the Holder, on or around the date hereof in the aggregate amount not to exceed $25,000,000 (collectively, with the Holder, the holders of the other Convertible Promissory Notes are defined herein as the “Note Holders” and this Note, collectively with the Convertible Promissory Notes of the other Note Holders (identified as Convertible Promissory Notes CN-1 through CN-__), including any replacement notes, notes which are assigned, reissued, or broken into smaller notes, are defined as the “Note Holders’ Notes”). “Required Note Holders” means Note Holders holding at least a majority in interest of the then aggregate dollar value of the Note Holders’ Notes outstanding at such time of determination. The payment of any amounts due to the Note Holders under the Note Holders’ Notes is expressly subordinated and deferred until full payment and satisfaction of that certain Promissory Note, dated June 25, 2018, in the amount of $7.7 million, issued by the Company to SK Energy, LLC, as the same may be amended or modified in accordance with its terms (the “Senior Note”), unless otherwise waived or permitted by SK Energy, LLC, provided, however, nothing in the Senior Note or any Note Holders’ Notes shall restrict a Note Holder from exercising its Holder Conversion Option (as defined below) as set forth, and in accordance with, the provisions set forth herein.

Convertible Promissory Note CN-__
PEDEVCO Corp.

1. Interest (“Interest”) shall accrue on the Principal amount of this Note then outstanding at the rate of eight and one-half percent (8.5%) per annum (the “Interest Rate”), compounded monthly at the rate of 1/12th of such annual interest per month, on the last day of each calendar month (“Monthly Interest”). The Monthly Interest shall accrue and be payable on the Maturity Date, if not paid prior to such Maturity Date, or converted into Shares (as defined in Section 2) as provided herein.

2. Holder’s Option to Convert This Note Into Shares.

(a) At any time following (i) the date that the VWAP Price is determined (as defined below) and (ii) prior to the payment in full by the Borrower of this Note, subject to the provisions of Section 2, below, Holder shall have the option to convert the Principal (or any portion thereof) and accrued Interest (or any portion thereof), into shares (the “Shares”) of common stock of the Borrower (“Common Stock”), at the applicable Conversion Price (the “Holder Conversion Option”), which shall apply for the conversion of Principal and all accrued Interest (each a “Conversion”). The “Conversion Price” shall equal: the greater of (x) $0.10 above the Book/Market Price; (y) $1.63 per Share; and (z) the VWAP Price.

(b) In order to exercise this Holder Conversion Option, the Holder shall provide the Borrower a written notice of its intentions to exercise this Holder Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, the applicable Principal and Interest to be converted and the calculation of the applicable Conversion Price, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). Within ten (10) business days of the Borrower’s receipt of the Notice of Conversion (reflecting Conversion Price confirmed by the Borrower), the Borrower shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder. If the Borrower reasonably believes that there is an error in Holder’s calculation of the Shares issuable in connection with the Notice of Conversion or the Conversion Price provided for therein, or another issue with the conversion, the Borrower shall not be obligated to honor such defective Notice of Conversion and shall promptly notify Holder of such errors. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Borrower until the Holder has converted the entire amount of this Note, in which case, the Holder shall surrender this Note to the Borrower for cancellation within three (3) business days of the date the final Notice of Conversion is delivered to the Borrower. Partial conversions of this Note shall have the effect of lowering the outstanding Principal amount of this Note. The Holder and the Borrower shall maintain records showing the actual Principal Amount of this Note, provided that absent manifest error, the Borrower’s records shall control.

Convertible Promissory Note CN-__
PEDEVCO Corp.

(c)           In the event of the exercise of the Holder Conversion Option, Holder shall cooperate with the Borrower to promptly take any and all additional actions required to make Holder a stockholder of the Borrower including, without limitation, in connection with the issuance of the Shares and providing the Borrower or its legal counsel or Transfer Agent, representations as to financial condition, investment intent and sophisticated investor status of such Holder as may be reasonably requested or required. The Borrower shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Holder, in the event the Holder exercises its rights under the Holder Conversion Option.

(d)           Following the effective time of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares which this Note has been Converted.

(e)           The following terms have the meanings given to them below as used in this Section 2:

(i) “VWAP” means, for any Trading Day, the volume-weighted average price, calculated by dividing (a) the aggregate value of all shares of Common Stock traded on the Principal Market during regular trading hours, calculated by multiplying the closing price per share of Common Stock on such applicable Trading Date, by the aggregate number of shares of Common Stock traded on such Trading Day, by (b) the total volume (number of shares) of Common Stock traded on the Principal Market for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors of the Company in a commercially reasonable manner.

(ii) “VWAP Price” means the average of the VWAP during the twenty (20) Trading Days subsequent to, but not including, the date that the Loan has been publicly disclosed by the Borrower pursuant to the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

(iii)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

Convertible Promissory Note CN-__
PEDEVCO Corp.

(iv) “Principal Market” means initially the NYSE American, and shall also include the NASDAQ Capital Market, New York Stock Exchange, the NASDAQ National Market, the OTCQB Market, the OTCQX Market, or the OTC Pink Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

(v) “Book/Market Price” means the greater of (i) the book value of one share of Common Stock, as calculated pursuant to the applicable rules and regulations of the Principal Market; and (ii) the closing sales price of the Common Stock on the Principal Market, each (i) and (ii), calculated on the Effective Date.

3. General Provisions Relating to the Shares and Conversions.

(a) Conversion calculations pursuant to Section 2, shall be rounded to the nearest whole share of Common Stock.

(b) If the Borrower at any time or from time to time on or after the Effective Date effects a subdivision of its outstanding Common Stock, the Conversion Price, VWAP Price and Book/Market Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Borrower at any time or from time to time on or after the Effective Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price, VWAP Price and Book/Market Price then in effect immediately before the combination shall be proportionately increased.

(c) Unless the Holder provides the Borrower a valid legal opinion within five (5) days of the date the Conversion Notice is received that such Shares can be issued free of restrictive legend, the Shares shall be issued with a standard Rule 144 restrictive legend.

(d) No Shares shall be issued by the Borrower hereunder unless or until the additional listing of such Shares has been approved by the NYSE American.

(e) At any time this Note is held by SK Energy LLC, a Delaware limited liability company, or its assigns, or any affiliate (as such term is defined and/or interpreted under the rules and regulations of the Securities Act (as defined in Section 15)) of SK Energy LLC (collectively, “SK Energy”), the applicable portion of this Note shall not be convertible by the applicable Holder pursuant to the Holder Conversion Option during any time that, and only to the extent that, the number of Shares to be issued to Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that such applicable Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Borrower held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 49.9% (the “SK Energy Maximum Percentage”) of (A) the number of shares of Common Stock of the Borrower; or (B) the voting rights of the security holders of the Borrower; outstanding immediately after giving effect to the issuance of the Shares upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “SK Energy Beneficial Ownership Limitation”).

Convertible Promissory Note CN-__
PEDEVCO Corp.

(f) At any time this Note is not held or beneficially owned by (i) SK Energy; (ii) any officer of the Borrower; (iii) any director of the Borrower; or (iv) any person which at the time of obtaining beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended) beneficially owns more than 9.99% of the Borrower’s outstanding Common Stock or voting stock (each of (ii) through (iv) above, a “Borrower Affiliate”), the applicable portion of this Note shall not be convertible by the applicable Holder pursuant to the Holder Conversion Option during any time that, and only to the extent that, the number of Shares to be issued to such applicable Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the applicable Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Borrower held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 4.99% (the “Non-Affiliate Maximum Percentage” and together with the SK Energy Maximum Percentage, as applicable, the “Maximum Percentage”) of (A) the number of shares of Common Stock of the Borrower; or (B) the voting rights of the security holders of the Borrower; outstanding immediately after giving effect to the issuance of Shares upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Non-Affiliate Beneficial Ownership Limitation” and together with the SK Energy Beneficial Ownership Limitation, as applicable, the “Beneficial Ownership Limitation”).

(g)   For the sake of clarity, at any time that this Note or any portion hereof shall be beneficially owned by a Borrower Affiliate (other than SK Energy), no Maximum Percentage or Beneficial Ownership Limitation shall apply to this Note while beneficially owned (as defined in the Securities Exchange Act of 1934, as amended) by such Borrower Affiliate (other than SK Energy), provided that the Maximum Percentage and Beneficial Ownership Limitation, each as applicable, shall automatically apply to such Note or portion thereof, at any time this Note or the applicable portion thereof, is transferred, sold or assigned to such non-Borrower Affiliate, effective immediately upon such transfer, sale or assignment.

4. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of ten percent (10%) per annum; and (b) the Maximum Rate, until paid in full (the “Default Rate”).

5. The “Maturity Date” of this Note shall be the earlier of (a) August 1, 2021; and (b) the date that the Required Note Holders have effected an Acceleration as described in Section 16, below.

6. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon shall bear interest at the Default Rate.

Convertible Promissory Note CN-__
PEDEVCO Corp.

7. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, with such payments to be applied as described in Section 8 below.

8. All payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

9. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business.

10. This Note shall be binding upon Borrower and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note (including, but not limited to Section 25 hereof). Holder may assign this Note or any of its rights, interests or obligations to this Note to another party with the prior written approval of Borrower, which shall not be unreasonably withheld, conditioned or delayed, provided that the Borrower may require such subsequent holder to consent to and to agree to the assumption of the terms and conditions of this Note, including, but not limited to Section 25.

11. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

12. Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on Borrower.

13. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

Convertible Promissory Note CN-__
PEDEVCO Corp.

14. Borrower represents and warrants to Holder as follows:

(a) The execution and delivery by Borrower of this Note (i) are within Borrower’s power and authority, and (ii) have been duly authorized by all necessary action.

(b) This Note is a legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) The Shares, when issued, sold and delivered in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of any pledges, liens and encumbrances, other than restrictions on transfer under this Note and applicable securities laws of any state or other jurisdiction.

15. Holder represents and warrants to the Borrower, and agrees, as follows (collectively the “Representations”):

(A) The execution and delivery by the Holder of this Note (i) are within the Holder’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Holder who has been authorized by a resolution of the governing body of the Holder to exercise any and all documents necessary to effectuate the purchase of this Note.

(B) This Note and any Shares issuable pursuant to the terms of this are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(C) Holder acknowledges that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Act” or the “Securities Act”).

(D) Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder’s investment in the Note and where applicable the Shares; Holder believes that Holder has received or had access to all information Holder considers necessary or appropriate to make an informed investment decision with respect to this Note (and where and if applicable, the Shares), including the opportunity ask the Borrower or its officers any questions it has regarding the Borrower or the Note; and Holder is able financially to bear the risk of losing Holder’s full investment in this Note and where applicable, the Shares.

Convertible Promissory Note CN-__
PEDEVCO Corp.

(e) Holder has not become aware of and has not been offered the Note by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Holder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(F) The Holder understands that the Note and the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of Holder to acquire the Note and Shares. All information which Holder has provided to the Borrower concerning the Holder’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information, the Holder will immediately provide Borrower with such information.

(G) Holder understands that this Note and any Shares issuable upon the terms hereof have not been registered under the Securities Act or registered or qualified under any securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note, subject to the terms and conditions of this Note or any Shares, Holder shall, among other things, give written notice to the Borrower of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Borrower, accompanied by (i) investment representations by the transferee similar to the Representations and (ii) an opinion of counsel satisfactory to the Borrower to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate issued to evidence the Shares shall bear a legend as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”

Convertible Promissory Note CN-__
PEDEVCO Corp.

16. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Required Note Holders),  SK Energy, LLC (or its assign(s))(the “Designated Holder”), with the consent of the Required Note Holders may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an “Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 16(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note, unless waived in writing by the Designated Holder with the consent of the Required Note Holders:

(A) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, the Shares), and such failure has continued for ten (10) days from the date that the Required Note Holders have provided the Borrower written notice of such failure; or

(B) Borrower shall have breached in any material respect any covenant, term or conditions in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Required Note Holders have provided the Borrower written notice of such breach; or

(C) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(D) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

Convertible Promissory Note CN-__
PEDEVCO Corp.

In case any one or more Events of Default shall occur and be continuing, the Designated Holder, with the consent of the Required Note Holders, may proceed to protect and enforce the rights of all of the Note Holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Borrower will pay to the Designated Holder (for the benefit of the Note Holders, where applicable) such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Designated Holder or the Required Note Holders in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Designated Holder’s or the Required Note Holders’ rights, powers or remedies. No right, power or remedy conferred by this Note upon the Designated Holder or the Required Note Holders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

17. Rights and Obligations of Designated Holder.

(a) Each Note Holder hereby designates and appoints Designated Holder as its representative and agent under the Note Holders’ Notes, and each Note Holder hereby irrevocably authorizes Designated Holder to act on its behalf under the provisions of the Note Holders’ Notes and to exercise such powers and perform such duties as instructed by the Required Note Holders or all of the Note Holders, as applicable, by the terms of the Note Holders’ Notes, together with such powers as are reasonably incidental thereto. The provisions of this Section 17 are solely for the benefit of Designated Holder and the Note Holders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein, except that Borrower shall be able to rely on the authority of Designated Holder to take action under the Note Holders’ Notes as described herein. Any provision to the contrary contained elsewhere in the Note Holders’ Notes notwithstanding, Designated Holder shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Designated Holder have or be deemed to have any fiduciary relationship with any Note Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Note Holders’ Notes or otherwise exist against Designated Holder.

(b) Each Note Holder agrees that any action taken by Designated Holder in accordance with the terms of the Note Holders’ Notes and the exercise by Designated Holder of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Note Holders.

Convertible Promissory Note CN-__
PEDEVCO Corp.

(c) Designated Holder may execute any of its duties under the Note Holders’ Notes by or through agents, employees or attorneys in fact or other persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Designated Holder shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

(d) The Designated Holder may assign its rights and obligations hereunder to a replacement Designated Holder with written notice to the Note Holders.

18. Except as expressly provided otherwise in this Note, Borrower and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to the Designated Holder and/or the Required Note Holders, if any, and to the addition or release of any other party or person primarily or secondarily liable.

19. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

20. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

Convertible Promissory Note CN-__
PEDEVCO Corp.

21. The term “Borrower” as used herein in every instance shall include Borrower’s successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors, legal representatives and permitted assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law (subject in each case to Section 22 hereof). Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

22. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to the terms of this Note, applicable law and the availability of an exemption from registration for such transfer, which shall be confirmed by the Holder by the Holder providing the Borrower a legal opinion for such transfer, which opinion shall be reasonably accepted by the Borrower, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

23. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

24. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Convertible Promissory Note CN-__
PEDEVCO Corp.

25. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note and the other Note Holders’ Notes may be amended and the observance of any term of this Note and the other Note Holders’ Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Note Holders’ Notes (without any required action by such non-consenting Note Holders), upon the approval of the Borrower and the written consent of the Required Note Holders; provided, however, that any amendment that would (i) reduce the principal amount of any Note Holders’ Note, (ii) reduce the percentage in aggregate principal amount of Note Holders’ Notes outstanding necessary to modify or amend the Note Holders’ Notes pursuant to this Section 25; or (iii) increase the Conversion Price, shall, in each case, require the approval of the holder of each Note Holders’ Note to which such amendment shall apply. Separately, the Borrower may, without the consent of any holder of the Note Holders’ Notes, amend the Note Holders’ Notes for the purpose of curing any ambiguity or correcting or supplementing any defective provision contained in the Note Holders’ Notes; provided that such modification or amendment does not, in the good faith opinion of the Borrower, adversely affect the interests of the Note Holders of the Note Holders’ Notes in any material respect, or add or modify any other provisions with respect to matters or questions arising under the Note Holders’ Notes which the Borrower may deem necessary or desirable and which will not adversely affect the interests of the Note Holders of the Note Holders’ Notes. The Borrower will not amend any provision of any Note Holders’ Note in a manner more favorable to any other Note Holder, unless a similar amendment is made or offered with respect to all of the Note Holders’ Notes.

26. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

27. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Convertible Promissory Note CN-__
PEDEVCO Corp.

28. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

29. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[Remainder of page left intentionally blank. Signature page follows.]

Convertible Promissory Note CN-__
PEDEVCO Corp.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of August 1, 2018, with an Effective Date as provided above.

“Borrower”

PEDEVCO Corp.

By:_________________________

Its:_________________________

Printed Name:________________________

Address for Notice:

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Attn: Clark R. Moore
Email: cmoore@pacificenergydevelopment.com

“Holder”

____________________________

By:_________________________

Printed Name:________________________

Position with Entity (if Holder is an entity):_________________________

If held jointly, joint holder:

By:_________________________

Printed Name:________________________

Address for Notice:

Convertible Promissory Note CN-__
PEDEVCO Corp.

EXHIBIT A
Conversion Election Form
____________, 20__

Re:
Conversion of Convertible Promissory Note [CN- ]

Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note CN-__ of PEDEVCO Corp. (the “Company”) dated August 1, 2018 in the amount of $_____________ (the “Note” – certain capitalized terms used herein have the meanings given to such terms in the Note), held by us, we hereby elect to exercise our Holder Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of Principal and $_________ of accrued Interest), effective as of the date of this writing, which amount will convert into __________ shares of the common stock of the Company (the “Conversion”), respectively, based on Conversion Price of $___________ (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below. The Conversion will not cause us to exceed the Beneficial Ownership Limitation. We hereby re-confirm and re-certify the Representations in connection with, and as of the date of, this notice.
Very truly yours,
___________________________
Name:_______________________

If on behalf of Entity:
Entity Name:______________
Signatory’s Position with Entity: _____________________________

If held jointly:
Joint Holder:___________________
Name:________________________

Please issue certificate(s) for common stock as follows:

Name______________________________________________
Address______________________________________________
Social Security No./EIN of Shareholder ______________________________________

Please send the certificate(s) evidencing the common stock to:
Attn:___________________________________________
Address:________________________________________

Convertible Promissory Note CN-__
PEDEVCO Corp.